EXHIBIT 99

As more fully described below, this Current Report on Form 8-K includes supplemental unaudited reclassified business segment net sales and operating income information (provided on an annual and quarterly basis for the years ended December 31, 2009, 2008 and 2007). This supplemental unaudited information is being provided to show reclassified historical results due to product moves between business segments. The Company did not operate under the realigned business segment structure for any of these prior periods and will begin to report comparative results under the new structure effective with the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

Effective in the first quarter of 2010, 3M made certain product moves between its business segments in its continuing effort to drive growth by aligning businesses around markets and customers. There were no changes to business segments related to product moves for the Health Care segment, Consumer and Office segment, Display and Graphics segment, or Electro and Communications segment. In addition, 3M results in total did not change. The product moves between business segments are summarized as follows:

•                       Certain acoustic systems products in the Occupational Health and Environmental Safety Division (part of the Safety, Security and Protection Services business segment) were transferred to the Automotive Division within the Industrial and Transportation business segment. In addition, thermal acoustics systems products which were included in the Occupational Health and Environmental Safety Division as a result of 3M’s April 2008 acquisition of Aearo Holding Corp. were transferred to the Aerospace and Aircraft Maintenance Department within the Industrial and Transportation business segment. These product moves establish an acoustic center of excellence within the Industrial and Transportation business segment. The preceding product moves resulted in an increase in net sales for total year 2009 of $116 million for Industrial and Transportation, which was offset by a corresponding decrease in net sales for Safety, Security and Protection Services.

The financial information presented herein reflects the impact of the preceding business segment structure changes for all products presented. The impact of the preceding changes on previously reported 2009 business segment net sales and operating income is summarized as follows:

	NET SALES			OPERATING INCOME
Year ended Dec. 31, 2009	Previously			Previously
(Millions)	Reported	Revised	Change	Reported	Revised	Change
Industrial and Transportation	$7,116	$7,232	$116	$1,238	$1,259	$21
Safety, Security and Protection Services	3,180	3,064	(116)	745	724	(21)

3M’s businesses are organized, managed and internally grouped into segments based on differences in products, technologies and services. Effective in the first quarter of 2010, 3M continues to manage its operations in six operating business segments: Industrial and Transportation segment; Health Care segment; Consumer and Office segment; Display and Graphics segment; Safety, Security and Protection Services segment; and the Electro and Communications segment. 3M’s six business segments bring together common or related 3M technologies, enhancing the development of innovative products and services and providing for efficient sharing of business resources. These segments have worldwide responsibility for virtually all 3M product lines. 3M is not dependent on any single product or market. Transactions among reportable segments are recorded at cost. 3M is an integrated enterprise characterized by substantial intersegment cooperation, cost allocations and inventory transfers. Therefore, management does not represent that these segments, if operated independently, would report the financial information shown.

Supplemental Unaudited Business Segment Information

Based on Segment Structure Effective in the First Quarter of 2010

Net Sales

NET SALES	First	Second	Third	Fourth	Total
(Millions)	Quarter	Quarter	Quarter	Quarter	Year
Industrial and Transportation
2009	$1,603	$1,751	$1,934	$1,944	$7,232
2008	2,196	2,218	2,114	1,766	8,294
2007	1,895	1,915	1,916	1,966	7,692

Health Care
2009	$997	$1,065	$1,083	$1,149	$4,294
2008	1,080	1,120	1,066	1,037	4,303
2007	965	991	964	1,060	3,980

Consumer and Office
2009	$795	$866	$923	$887	$3,471
2008	855	939	988	796	3,578
2007	835	855	924	880	3,494

Display and Graphics
2009	$611	$808	$896	$817	$3,132
2008	875	849	857	687	3,268
2007	929	1,009	1,020	958	3,916

Safety, Security and Protection Services
2009	$672	$769	$831	$792	$3,064
2008	807	939	885	699	3,330
2007	711	751	720	709	2,891

Electro and Communications
2009	$480	$551	$617	$628	$2,276
2008	735	760	740	600	2,835
2007	674	704	721	706	2,805

Corporate and Unallocated
2009	$4	$4	$4	$—	$12
2008	6	9	6	1	22
2007	28	21	19	11	79

Elimination of Dual Credit
2009	$(73)	$(95)	$(95)	$(95)	$(358)
2008	(91)	(95)	(98)	(77)	(361)
2007	(100)	(104)	(107)	(84)	(395)

Total Company
2009	$5,089	$5,719	$6,193	$6,122	$23,123
2008	6,463	6,739	6,558	5,509	25,269
2007	5,937	6,142	6,177	6,206	24,462

Supplemental Unaudited Business Segment Information

Based on Segment Structure Effective in the First Quarter of 2010

Operating Income

Refer to Note 2 and Note 4 to the Consolidated Financial Statements in 3M’s 2009 Annual Report on Form 10-K for disclosure of items that significantly impacted 2009, 2008 and 2007 business segment reported operating income. The most significant items impacting 2009, 2008 and 2007 operating income are restructuring and other actions and the gain or loss on sale of businesses, primarily the gain on sale of the global branded pharmaceuticals business in Europe (within the Health Care segment) in 2007. Operating income presented in the table that follows includes the impact of these significant items.

Corporate and Unallocated operating income principally includes corporate investment gains and losses, certain derivative gains and losses, insurance-related gains and losses, certain litigation and environmental expenses, corporate restructuring program charges and certain under- or over-absorbed costs (e.g. pension) that the Company may choose not to allocate directly to its business segments. Because this category includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis.

OPERATING INCOME	First	Second	Third	Fourth	Total
(Millions)	Quarter	Quarter	Quarter	Quarter	Year
Industrial and Transportation
2009	$175	$287	$391	$406	$1,259
2008	495	434	421	218	1,568
2007	436	384	401	369	1,590

Health Care
2009	$307	$329	$339	$375	$1,350
2008	322	310	294	249	1,175
2007	1,062	280	260	282	1,884

Consumer and Office
2009	$165	$197	$227	$159	$748
2008	170	187	223	103	683
2007	182	170	198	160	710

Display and Graphics
2009	$60	$183	$206	$141	$590
2008	188	185	162	48	583
2007	297	351	284	234	1,166

Safety, Security and Protection Services
2009	$124	$181	$227	$192	$724
2008	193	179	205	112	689
2007	170	129	146	128	573

Electro and Communications
2009	$21	$67	$116	$118	$322
2008	149	153	158	80	540
2007	112	137	122	130	501

Corporate and Unallocated
2009	$(33)	$(32)	$(7)	$(28)	$(100)
2008	4	22	71	(38)	59
2007	(136)	(31)	37	(14)	(144)

Elimination of Dual Credit
2009	$(16)	$(21)	$(21)	$(21)	$(79)
2008	(20)	(21)	(21)	(17)	(79)
2007	(22)	(23)	(23)	(19)	(87)

Total Company
2009	$803	$1,191	$1,478	$1,342	$4,814
2008	1,501	1,449	1,513	755	5,218
2007	2,101	1,397	1,425	1,270	6,193

Supplemental Unaudited Business Segment Information

Based on Segment Structure Effective in the First Quarter of 2010

Reconciliation of GAAP to Non-GAAP Operating Income

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company also discusses non-GAAP measures that exclude special items. Operating income measures that exclude special items are not in accordance with, nor are they a substitute for, GAAP measures. Special items represent significant charges or credits that are important to an understanding of the Company’s ongoing operations. The Company uses these non-GAAP measures to evaluate and manage the Company’s operations. The Company believes that discussion of results excluding special items provides a useful analysis of ongoing operating trends. The determination of special items may not be comparable to similarly titled measures used by other companies.

As discussed in 3M’s 2009 Annual Report on Form 10-K, 2009 results included net losses for special items that reduced operating income by $194 million. 2009 included restructuring actions ($209 million), which were partially offset by a gain on sale of real estate ($15 million). These net losses were recorded in the first quarter of 2009 ($67 million), second quarter of 2009 ($101 million) and third quarter of 2009 ($26 million).

As also discussed in 3M’s 2009 Annual Report on Form 10-K, 2008 results included net losses for special items that reduced operating income by $269 million. 2008 included restructuring actions ($229 million), exit activities ($58 million) and losses related to the sale of businesses ($23 million), which were partially offset by a gain on sale of real estate ($41 million). These net losses were recorded in the second quarter of 2008 ($42 million), third quarter of 2008 ($8 million) and fourth quarter of 2008 ($219 million).

As also discussed in 3M’s 2009 Annual Report on Form 10-K, 2007 results included net gains for special items that increased operating income by $681 million. 2007 included gains related to the sale of businesses ($849 million) and a gain on sale of real estate ($52 million), which were partially offset by increases in environmental liabilities ($134 million), restructuring actions ($41 million), and exit activities ($45 million). Net gains of $653 million were recorded for the first quarter of 2007, in addition to net gains of $22 million in the second quarter of 2007, net gains of $26 million in the third quarter of 2007, and net losses of $20 million in the fourth quarter of 2007.

The reconciliation provided below, which has been revised from what was previously reported to reflect the segment realignment effective in the first quarter of 2010, reconciles the non-GAAP operating income measure by business segment with the most directly comparable GAAP financial measure for the twelve months ended December 31, 2009, 2008 and 2007. The business segment changes occurred between the Industrial and Transportation segment and the Safety, Security and Protection Services segment.  There were no changes in total worldwide consolidated operating income compared to what was previously reported.

	Twelve-months ended Dec. 31, 2009
OPERATING INCOME BY	Revised		Adjusted
BUSINESS SEGMENT	Operating	Special	Non-GAAP
(Millions)	Income	items	Oper. Income
Industrial and Transportation	$1,259	$89	$1,348
Health Care	1,350	20	1,370
Consumer and Office	748	13	761
Display and Graphics	590	22	612
Safety, Security and Protection Services	724	1	725
Electro and Communications	322	11	333
Corporate and Unallocated	(100)	38	(62)
Elimination of Dual Credit	(79)	—	(79)
Total Operating Income	$4,814	$194	$5,008

	Twelve-months ended Dec. 31, 2008			Twelve-months ended Dec. 31, 2007
OPERATING INCOME BY	Revised		Adjusted	Revised		Adjusted
BUSINESS SEGMENT	Operating	Special	Non-GAAP	Operating	Special	Non-GAAP
(Millions)	Income	items	Oper. Income	Income	Items	Oper. Income
Industrial and Transportation	$1,568	$66	$1,634	$1,590	$9	$1,599
Health Care	1,175	60	1,235	1,884	(791)	1,093
Consumer and Office	683	18	701	710	—	710
Display and Graphics	583	42	625	1,166	(51)	1,115
Safety, Security and Protection Services	689	38	727	573	29	602
Electro and Communications	540	7	547	501	41	542
Corporate and Unallocated	59	38	97	(144)	82	(62)
Elimination of Dual Credit	(79)	—	(79)	(87)	—	(87)
Total Operating Income	$5,218	$269	$5,487	$6,193	$(681)	$5,512